UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

Global AI, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-163439	26-4170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Front Street, Suite 300, Jupiter, FL 33477

(Address of principal executive offices, including Zip Code)

(561) 240-0333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2026, the Board of Directors (the “Board”) of Global AI, Inc. (the “Company”) approved and adopted the Global Equity Incentive Plan (2026) (the “Plan”). On the same date, the Company’s majority stockholder approved the Plan.

The Plan provides for the grant of equity-based awards to employees, directors and other service providers of the Company and its affiliates. A total of 15,000,000 shares of the Company’s common stock has been reserved for issuance under the Plan.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Global AI, Inc. Global Equity Incentive Plan (2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2026

GLOBAL AI, INC.

By:	/s/ Darko Horvat
Name:	Darko Horvat
Title:	Chief Executive Officer and Chairman of the Board